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                                                                    Exhibit 4.13

                          COMMON STOCK PURCHASE WARRANT

                              28,000 COMMON SHARES

                                  VIRAGEN, INC.
                            (A DELAWARE CORPORATION)


                        Dated: as of November 1, 1999 and


         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CANNOT BE SOLD, TRANSFERRED, DISPOSED OF, PLEDGED OR HYPOTHECATED IN ANY MANNER WHATSOEVER UNLESS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR, IF IN THE OPINION OF COMPANY COUNSEL AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS IN FACT APPLICABLE TO SAID SECURITIES.

         THIS CERTIFIES THAT CATHERINE PATRICK (hereinafter called the "Holder") is entitled to purchase from VIRAGEN, INC., a Delaware corporation (hereinafter called the "Company"), during the period hereinafter specified, 28,000 shares (the shares of Common Stock underlying the Warrants being hereinafter referred to, in part or in whole, as the "Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price of $1.00 per Share (the "Exercise Price"). The right to purchase the Shares under this Warrant is exercisable, in part or in whole, commencing on the date hereof. The right to purchase any of the Shares underlying this Warrant by the Holder hereof shall expire on November 30, 2004 and the Holder shall have no further right to purchase any of such Shares, effective 5:00 p.m. on November 30, 2004.

         1. EXERCISE RIGHTS. The right to purchase the Shares under this Warrant is exercisable in part at any time until expiration.

         2. EXERCISE OF WARRANTS. The rights represented by this Warrant may be exercised at any time within the period above specified, in whole or in part, by
(i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the Company of the Exercise Price then in effect for the number of Shares specified in the above-mentioned purchase form. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 1, and the person or persons in whose name or names the certificates for Shares shall be issuable upon such exercise shall become the holder or holders of






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record of such Shares at that time and date. The certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

         3. RESTRICTED SECURITIES. Unless the Shares shall have been registered with the Securities and Exchange Commission, as hereinafter provided, all Shares acquired upon the exercise of the Warrant shall be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act"). In such event, the certificate(s) representing the Shares shall bear an appropriate legend restricting their transfer and such Shares cannot be sold, transferred, assigned or otherwise hypothecated without registration under the Act or unless a valid exemption from registration is then available under applicable federal and state securities laws and the Company has been furnished with an opinion of counsel satisfactory in form and substance to it that such registration is not required.

         4. TRANSFER OF WARRANT. This Warrant may be sold, transferred, assigned, or otherwise disposed of at any time by the Holder providing that the Company shall be furnished with an opinion of counsel in form and substance satisfactory to it that such sale, transfer, assignment or other disposition does not require registration under the Act and a valid exemption is available under applicable federal and state securities laws. Upon any such disposition, the right to accelerate the lapsing of the Company's right of repurchase through obtaining the aforementioned financings shall automatically terminate. Any permitted transfer or assignment shall be effected by the Holder (i) completing and executing the form of assignment, attached hereto, and (ii) surrendering this Warrant with such duly completed and executed assignment form for cancellation, accompanied by funds sufficient to pay any transfer tax, at the principal executive office of the Company, accompanied by a written representation from each such assignee addressed to the Company stating that such assignee agrees to be bound by the terms of this Warrant; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor with appropriate legends restricting transfer under the Act and reciting the Company's right to repurchase and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder.

         5. REGISTRATION RIGHTS. The Holder shall have piggy-back registration rights for all Shares underlying this Warrant in connection with any registration statement filed through such dates by the Company to register securities of the Company for sale to the public (except a registration statement filed in connection with an exchange offering, a registration statement filed to register securities in connection with a Company employee benefit plan or a registration statement filed on behalf of selling security holders which by the terms of its contract, or by separate written request, precludes the inclusion of other security holders). The Company shall give prompt written notice to Holder of any such proposed registration, and Holder shall inform the Company, within 20 days after receipt of such notice, if it wishes to register any of its Shares in the Company's registration statement. If Holder does not so inform the Company, the Company shall have the right to assume that Holder does not wish to register any of its Shares in





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the Company's registration statement. The Company shall pay all costs and expenses of such registration, excluding fees and expenses of counsel for Holder and underwriting discounts, commissions or expenses of Holder with respect to the sale of its Shares. The Company shall also register Holder's Shares in one
(1) jurisdiction; provided, however, that the Company shall not be required to qualify to do business in such jurisdiction as a condition to the registration of the sale of the Shares in such jurisdiction or commit to a general consent to service of process within the jurisdiction. Subject to the right of Holder to sell its Shares under Rule l44 (as set forth below), Holder agrees to restrict the public sale of its Shares under any such registration (which agreement shall not affect any other shares of Common Stock or other securities of the Company which Holder may own) to the extent requested by an underwriter of the Company's offering of securities. Notwithstanding anything herein to the contrary, Holder may sell shares of the Common Stock which it owns (including the shares as to which it has registration rights) in the public marketplace pursuant to Rule 144 under the Act, to the extent that the provisions of the rule are satisfied. The Company shall use its best efforts to make any such registration effective.

         In the case of each registration pursuant to this Section 6, the Company (i) will keep Holder advised in writing as to the initiation and progress of proceedings for such registration and as to the completion thereof, and (ii) at its expense, subject to the limitations as provided above, will keep such registration effective for a period of at least nine months from the latter of the initial effective date of the registration or the underwriter's restrictive lock up period. Holder agrees to provide such information to the Company as is reasonably requested by the Company which the Company believes is necessary in order to allow the Company to register Holder's shares.

         6. STATUS OF SHARES. The Company covenants and agrees that all Shares purchased hereunder will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the period within which this W arrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         7. NO VOTING RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

         8. ADJUSTMENTS. The initial per share exercise price of $1.00 per share and/or the number of Shares issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows: In case the Company shall
(i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification





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in connection with a consolidation or merger in which the Company is the surviving corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph
(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever any event listed above shall occur.

         9. GOVERNING LAWS. This Warrant shall be governed by and in accordance with the laws of the State of Florida and may not be amended other than by written instrument executed by the parties hereto.

         IN WITNESS WHEREOF, VIRAGEN, INC. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of the date first above written.


                                            VIRAGEN, INC.



                                            By: /s/ Dennis W. Healey
                                                --------------------------------
                                                Dennis W. Healey
                                                Executive Vice President


ATTEST:                                     Date: November 1, 1999


--------------------------------
Secretary







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                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)

         The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ________________________ Shares of the Common Stock of VIRAGEN, INC., and herewith makes payment of $____________ therefore, and requests that the share certificates be issued in the name(s) of, and delivered to

________________________________________________________________________________

whose address(es) is (are) _____________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Dated:
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                                                     ---------------------------
                                                     (Signature)


                                                     ---------------------------
                                                     Name (Print or Type)


                                                     ---------------------------
                                                     Address




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                                  TRANSFER FORM

                (To be signed only upon transfer of the Warrant)


         For value received, the undersigned hereby assigns and transfers unto ________________________________________ the right to purchase shares of the
Common Stock of VIRAGEN, INC. represented by the foregoing Warrant to the extent of ___________________________ Shares, and appoints ___________________________, attorney to transfer such rights on the books of __________________________ with full power of substitution in the premises.

Dated:
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                                                     ---------------------------
                                                     (Signature)


                                                     ---------------------------
                                                     Name (Print or Type)


                                                     ---------------------------
                                                     Address